   As filed with the Securities and Exchange Commission on November 10, 1998
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------
                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              -------------------

                       ARMSTRONG WORLD INDUSTRIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)



                Pennsylvania                            23-0366390
          (State of Organization)        (I.R.S. Employer Identification Number)

          313 West Liberty Street                          17603
          Lancaster, Pennsylvania                        (Zip Code)
(Address of Principal Executive Offices)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction Act A.(d), please check the following box [_]


     Securities Act registration statement file number to which this form relates: 333-6333
              --------

     Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of Each Exchange on
     Title of Each Class to be so Registered    which each Class is to be Registered
     ---------------------------------------    ------------------------------------

     7.45% Senior Quarterly Interest Bonds      The New York Stock Exchange, Inc.
     due 2038

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE.
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                                Page 1 of 3 pages
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Item 1.      Description of Registrant's
             Securities to be Registered
             ---------------------------

             The description of the Registrant's 7.45% Senior Quarterly Interest Bonds due 2038 (the "Bonds") to be registered hereunder is incorporated by reference to the information set forth under the captions (i) "Description of Debt Securities" contained in the Registrant's prospectus included in the Registration Statement on Form S-3 (File No. 333-6333), as amended by a Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), under the Securities Act relating to the public offering of up to $180,000,000 in aggregate principal amount of the Registrant's debt securities, common stock, preferred stock, warrants and depositary shares and (ii) "Description of Bonds," contained in the Registrant's final prospectus supplement dated October 21, 1998 relating to the Bonds filed pursuant to Rule 424(b) under the Securities Act.



Item 2.      Exhibits
             --------

             (1). Form of Indenture between the Registrant and Chase Manhattan Bank*

             (2).     Form of Bond.


--------------------
* Filed as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-6333) and incorporated herein by reference.

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

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        Armstrong World Industries, Inc.




November 10, 1998                        By: /s/ David D. Wilson
                                           -------------------------------------
                                        Name:   David D. Wilson
                                        Title:  Assistant Secretary and
                                                Associate General Counsel

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